Exhibit 99.3

FORM OF LETTER TO STOCKHOLDERS

ANESIVA, INC.

650 GATEWAY BLVD.

SOUTH SAN FRANCISCO, CALIFORNIA 94080

April 2, 2009

Dear Stockholder:

We are sending you this letter in connection with the grant to all of our stockholders (including you) of non-transferable rights to purchase $0.12 principal amount of notes per share of common stock owned. We have described the rights and the rights offering in the enclosed prospectus supplement dated April 2, 2009. Your rights are evidenced by a rights certificate registered in your name(s). You should read the prospectus supplement carefully before deciding whether to exercise your rights.

We have enclosed copies or the following documents for your use:

1 The prospectus supplement;

2 Your rights certificate;

3 The “Instructions for Completion of Anesiva, Inc. Rights Certificates”;

4 Notice of Guaranteed Delivery for Rights Certificates Issued by Anesiva;

5 Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9; and

6 A return envelope addressed to Mellon Investor Services LLC, on behalf of the rights agent, Mellon Bank N.A.

IF YOU WANT TO EXERCISE YOUR RIGHTS, THE SUBSCRIPTION AGENT MUST RECEIVE YOUR PROPERLY COMPLETED RIGHTS CERTIFICATE (OR NOTICE OF GUARANTEED DELIVERY IF YOU ARE FOLLOWING THE GUARANTEED DELIVERY PROCEDURES) TOGETHER WITH THE PAYMENT OF THE PURCHASE PRICE FOR THE PRINCIPAL AMOUNT OF NOTES YOU HAVE ELECTED TO PURCHASE PRIOR TO 5:00 P.M., PACIFIC TIME, ON APRIL 28, 2009, UNLESS WE EXTEND THIS PERIOD. ACCORDINGLY, WE REQUEST THAT YOU ACT PROMPTLY. ONCE YOU HAVE EXERCISED YOUR RIGHTS, YOU MAY NOT WITHDRAW SUCH EXERCISE.

You may obtain additional copies of the enclosed materials and may request assistance or information from the information agent, Mellon Investor Services LLC at:

Mellon Investor Services LLC

Attn: Corporate Action

480 Washington Boulevard, 27th Floor

Jersey City, NJ 07310

From within the United States, Canada or Puerto Rico, please call: 1-888-847-7893 (Toll Free). From elsewhere, please call: 1-201-680-6654 (Collect).

Very truly yours,

ANESIVA, INC.